EXHIBIT 99.1

Certificate of Amendment
Of
Certificate of Incorporation

Blackhawk Capital Group BDC Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Blackhawk Capital Group BDC Inc., the following resolutions were duly adopted setting forth proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and consent of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “FOURTH” so that, as amended, said Article shall be and read as follows:

The total number of shares of stock which the corporation shall have authority to issue is one billion (1,000,000,000). All shares are to be common shares with a par value of 0.00001.

SECOND: That said amendments were duly adopted in accordance with the provisions of section 242 of the General Corporation Law of the State of Delaware.

THIRD: That the capital of said corporation shall not be reduced under or by reason of said amendments.

IN WITNESS THEREOF, said Blackhawk Capital Group BDC Inc., has caused this certificate to be signed by the President this twenty eighth day of November, 2005.

By:   /s/ Craig A. Zabala

President

Craig A. Zabala

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